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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999 (except for the third paragraph of Note 4 and Note 16, as to which the date is April 20, 1999), with respect to the financial statements and schedules of Sales Marketing Administration Research Tracking Technologies, Inc. and Subsidiary (dba Smart Technologies) included in the Registration Statement on Form S-4 and the related Prospectus of i2 Technologies, Inc. for the registration of 2,141,603 shares of its common stock.

                                        /s/ Ernst & Young LLP

May 27, 1999
Austin, Texas